CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights",  "Board of Trustees and Oversight Committees" and
"Independent Auditors" and to the use of our report dated June 5, 2002 in the Registration Statement (Form N-1A Nos. 333-74582 and
811-10589) and related Prospectus of Oppenheimer Real Estate Fund.

/s/ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
August 23, 2002